UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2021 (December 1, 2021)

Gray Television, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

404-504-9828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock (no par value)	GTN.A	New York Stock Exchange
common stock (no par value)	GTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

Acquisition of Raycom Media, Inc.

On December 1, 2021 (the “Closing Date”), Gray Television, Inc. (“Gray”, “we” or the “Company”), through its direct wholly owned subsidiary, Gray Hawkeye Stations, Inc. (“Merger Sub”), completed its previously announced acquisition of Meredith Corporation’s (“Meredith”) local media group (“Meredith LMG”). Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) with Meredith, immediately after the consummation of Meredith’s spinoff of its national media group to the current Meredith shareholders, Merger Sub merged with and into Meredith LMG, with Meredith LMG surviving the merger as a wholly owned subsidiary of Gray (the “Meredith Acquisition”).

As consideration for the Meredith Acquisition, the Company paid $2.8 billion in cash. In addition, the Company also completed the previously announced divestiture of WJRT (ABC) in the Flint-Saginaw, Michigan market to facilitate regulatory approvals for the Meredith Acquisition

Release of Escrow Proceeds and Supplemental Indentures

In connection with the Meredith Acquisition, on November 9, 2021, Gray Escrow II, Inc. (the “Escrow Issuer”), a special purpose wholly owned subsidiary of the Company, entered into an indenture (the “2031 Notes Indenture”) by and among the Escrow Issuer, the Company and U.S. Bank National Association, as trustee (the “Trustee”), relating to the issuance by the Escrow Issuer of $1,300,000,000 aggregate principal amount of 5.375% Senior Notes due 2031 (the “2031 Notes”). Upon issuance of the 2031 Notes, the gross proceeds therefrom were deposited (the “Escrowed Funds”) in a segregated escrow account with U.S. Bank National Association, as escrow agent. Upon the consummation of the Meredith Acquisition, the Escrowed Funds were released, and the Company used such funds, together with available cash on hand, proceeds from a $1.5 billion term loan under its New Credit Facility (as discussed below) to finance the Meredith Acquisition, including the payment of related fees and expenses.

In addition, upon the consummation of the Meredith Acquisition, the Escrow Issuer merged with and into the Company and the Company assumed the Escrow Issuer’s obligations under the 2031 Notes and the 2031 Notes Indenture, and certain of the Company’s subsidiaries, including a certain acquired Meredith LMG subsidiary (the “Acquired Subsidiary”), guaranteed such obligations on a senior unsecured basis pursuant to a Supplemental Indenture to the 2031 Notes Indenture, dated December 1, 2021, entered into among the Company, the guaranteeing subsidiaries and the Trustee (the “2031 Notes Supplemental Indenture”).

On December 1, 2021, the Acquired Subsidiary also guaranteed the Company’s obligations under its 4.750% Senior Notes due 2030 pursuant to a Supplemental Indenture to the Indenture, dated as of October 19, 2020, between the Company, the subsidiary guarantors named therein and the Trustee (the “2030 Notes Supplemental Indenture”), 7.000% Senior Notes due 2027 pursuant to a Second Supplemental Indenture to the Indenture, dated as of January 2, 2019, between the Company, the subsidiary guarantors named therein and the Trustee (the “2027 Notes Supplemental Indenture”), and 5.875% Senior Notes due 2026 pursuant to a Third Supplemental Indenture to the Indenture, dated as of June 14, 2016, between the Company, the subsidiary guarantors named therein and the Trustee (the “2026 Notes Supplemental Indenture”), respectively.

The foregoing descriptions of the 2031 Notes Supplemental Indenture, the 2030 Notes Supplemental Indenture, the 2027 Notes Supplemental Indenture, the 2026 Notes Supplemental Indenture and the 2031 Notes do not purport to be complete and are subject to, and qualified in their entirety by, (i) the full text of the 2031 Notes Supplemental Indenture, the 2030 Notes Supplemental Indenture, the 2027 Notes Supplemental Indenture and the 2026 Notes Supplemental Indenture, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and are incorporated by reference herein and (ii) the

Form of 2031 Notes, a copy of which the Company previously filed as Exhibit 4.2 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2021, and which is incorporated by reference herein.

New Credit Facility

In connection with the consummation of the Meredith Acquisition, the Company amended and restated its credit agreement (the “New Credit Facility”), with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the other agents and lenders party thereto (the “Lenders”), pursuant to a restatement agreement, dated as of December 1, 2021, by and among the Company, the guarantors party thereto, Wells Fargo, as administrative agent, and the other lenders and agents party thereto (the “Restatement Agreement”).

The New Credit Facility provides total new commitments of $2.0 billion, consisting of a $1.5 billion term loan facility (the “Term Loan D”) and a $500.0 million revolving credit facility consisting of (i) a non-extended tranche of $75,000,000 and (ii) an extended and incremental tranche of $425,000,000 (the “Revolving Credit Facility”). Proceeds from borrowings under the Term Loan D were used to fund a portion of the cash consideration in the Meredith Acquisition and to pay a portion of the related fees and expenses.

Term Loan D borrowings bear interest, at the option of the Company, at either the London Interbank Offered Rate (“LIBOR”) plus an applicable margin or the Base Rate (as defined below) plus an applicable margin. The Company’s applicable margin with respect to the Term Loan D is 3.00% for all LIBOR borrowings and 2.00% for all Base Rate borrowings. The Term Loan D also requires the Company to make quarterly principal reductions of $3.75 million beginning March 31, 2022.

Borrowings under the Revolving Credit Facility bear interest, at the option of the Company, based on LIBOR plus 1.75%-2.50% or the Base Rate plus 0.75%-1.50%, in each case based on a first lien leverage ratio test as set forth in the New Credit Facility (the “First Lien Leverage Ratio”). Base Rate is defined as the greatest of (i) the administrative agent’s prime rate, (ii) the overnight federal funds rate plus 0.50% and (iii) LIBOR plus 1.00%. The Company is required to pay a commitment fee on the average daily unused portion of the Revolving Credit Facility, which rate may range from 0.30% to 0.50% on an annual basis, based on the First Lien Leverage Ratio and tranche of the Revolving Credit Facility.

The non-extended tranche of the Revolving Credit Facility matures on January 2, 2026, the extended and incremental tranche of the Revolving Credit Facility matures on the fifth anniversary of the date of the Restatement Agreement, and the Term Loan D matures on December 1, 2028.

The Company’s obligations under the New Credit Facility are secured by substantially all of the assets of the Company and substantially all of its subsidiaries, excluding real estate. In addition, substantially all of the Company’s subsidiaries are joint and several guarantors of those obligations and the Company’s ownership interests in those subsidiaries are pledged to collateralize its obligations under the New Credit Facility. The New Credit Facility contains affirmative and restrictive covenants that the Company must comply with, including (i) limitations on additional indebtedness, (ii) limitations on liens, (iii) limitations on the sale of assets, (iv) limitations on investments and acquisitions, (v) limitations on the payment of dividends and share repurchases, (vi) limitations on mergers, and (vii) maintenance of a first lien net leverage ratio not to exceed certain maximum limits in the event revolving loans are outstanding under the Revolving Credit Facility or more than $50.0 million of letters of credit are outstanding that have not been collateralized by cash as of the end of each quarter, as well as other customary covenants for credit facilities of this type.

The Company has various relationships with Wells Fargo and certain of the Lenders and their respective affiliates, including as agents and lenders under the Company’s prior credit facility. In addition, some of the other agents and the lenders under the New Credit Facility, or their respective affiliates, have had in the past, and may have, in the future, various relationships with the Company involving the provision of financial or other advisory services, including cash management, investment banking and brokerage services. These agents and lenders under the New Credit Facility, or their respective affiliates, have received, and may in the future receive, customary principal and interest payments, fees and expenses for these services.

The foregoing description of the New Credit Facility does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restatement Agreement and the New Credit Facility, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On December 1, 2021, the Company completed the Meredith Acquisition in accordance with the terms of the Merger Agreement. The Meredith Acquisition was financed with available cash on hand, the proceeds of the issuance of the 2031 Notes described under Item 1.01 and the proceeds from the Term Loan D described under Item 1.01. The information under Item 1.01 above with respect to the Meredith Acquisition is incorporated by reference into this Item 2.01.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference.

Item 8.01. Other Events

On December 1, 2021, the Company issued a press release announcing the closing of the previously announced Meredith Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The Meredith LMG audited combined financial statements as of and for the fiscal years ended June 30, 2021 and 2020 which are filed as Exhibit 99.2 hereto and are incorporated herein by reference.

The Meredith LMG unaudited condensed combined financial statements as of and for the periods ended September 30, 2021, 2020 and 2019 and December 31, 2020 and 2019 which are filed as Exhibit 99.3 hereto and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma combined consolidated balance sheet of the Company as of September 30, 2021 and the unaudited pro forma combined consolidated statements of operations of the Company for the year ended December 31, 2020 and the nine months ended September 30, 2021 are filed as Exhibit 99.4 hereto and are incorporated herein by reference.

(d) Exhibits.

Number	Exhibit

4.1	First Supplemental Indenture, dated as of December 1, 2021 by and among Gray Television, Inc., the guarantors signatory thereto and U.S. Bank National Association, as Trustee to the Indenture dated as of November 9, 2021.

4.2	First Supplemental Indenture, dated as of December 1, 2021 by and among Gray Television, Inc., the guarantor signatory thereto and U.S. Bank National Association, as Trustee to the Indenture dated as of October 19, 2020.

4.3	Second Supplemental Indenture, dated as of December 1, 2021 by and among Gray Television, Inc., the guarantor signatory thereto and U.S. Bank National Association, as Trustee to the Indenture dated as of November 16, 2018.

4.4	Third Supplemental Indenture, dated as of December 1, 2021 by and among Gray Television, Inc., the guarantor signatory thereto and U.S. Bank National Association, as Trustee to the Indenture dated as of June 14, 2016.

10.1	Third Restatement Agreement, dated as of December 1, 2021 by and among Gray Television, Inc., the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other lenders and agents party thereto.

10.2	Fifth Amended and Restated Credit Agreement, dated as of December 1, 2021, by and among Gray Television, Inc., the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other agents and lenders party thereto.

23.1	Consent of KPMG LLP.

99.1	Press release, dated December 1, 2021.

99.2	Meredith LMG audited combined financial statements as of and for the fiscal years ended June 30, 2021 and 2020.

99.3	Meredith LMG unaudited condensed combined financial statements as of and for the periods ended September 30, 2021, 2020 and 2019 and December 31, 2020 and 2019.

99.4	Unaudited pro forma combined consolidated balance sheet of the Company as of September 30, 2021 and the unaudited pro forma combined consolidated statements of operations of the Company for the year ended December 30, 2020 and the nine months ended September 30, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

December 1, 2021	By:	/s/ James C. Ryan
		Name:	James C. Ryan
		Title:	Executive Vice President and Chief Financial Officer